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                                                                    EXHIBIT 99.1


101 Park Avenue                                                    Morgan, Lewis
                                                                   & Bockius LLP
New York, NY  10178-0060                                       COUNSELORS AT LAW

212-309-6000

Fax: 212-309-6273




STEVEN J. MOLITOR
(212) 309-6183


January 29, 1998


HomeSide Mortgage Securities, Inc.
7301 Baymeadows Way
Jacksonville, Florida 32256

Re:   HomeSide Mortgage Securities, Inc. - Multi-Class
      Mortgage Pass-Through Certificates, Series 1998-1

Ladies and Gentlemen:

We have acted as counsel for HomeSide Mortgage Securities, Inc. (the "Company"), in connection with the sale by the Company of approximately $386,536,280 in aggregate principal amount of Multi- Class Mortgage Pass-Through Certificates, Series 1998-1 (the "Certificates"). The Certificates, consisting of Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-P Certificates, Class A-X Certificates, Class A-R Certificates (collectively, the "Class A Certificates"), Class M Certificates (the "Class M Certificates"), Class B-1 Certificates, Class B-2 Certificates (the Class B-1 and Class B-2 Certificates, together with the Class A and Class M Certificates the "Offered Certificates"), Class B-3 Certificates, Class B-4 Certificates and Class B-5 Certificates (collectively, the "Class B Certificates"), evidence specified interests in a pool of mortgage loans (the "Mortgage Loans") and certain other property conveyed by the Company to Norwest Bank Minnesota, National Association (the "Trustee"), as trustee (the "Trust Fund"). The Mortgage Loans were assigned to the Company pursuant to (i) an Assignment and Assumption Agreement, dated as of January 29, 1998 (the "Chase Assignment Agreement") between DLJ Mortgage Capital, Inc. ("DLJMC") and the Company assigning certain mortgage loans described in the Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of January 29, 1998 between DLJMC and Chase Manhattan Mortgage Corporation and (ii) an Assignment and Assumption Agreement, dated as of January 29, 1998 (the "HomeSide Assignment Agreement") between DLJMC and the Company assigning the Seller's Purchase, Warranties and Servicing Agreements by and among DLJMC, and HomeSide Lending, Inc. ("HomeSide Lending") for the following Whole Loan Series: (A) Whole Loan Series DLJ-HS- FRM002, dated as of August 1, 1997; (B) Whole Loan Series DLJ-HS-FRM002, dated as of August 1, 1997; (C) Whole Loan Series DLJ-HS-FRM003, dated as of August 1, 1997; (D) Whole Loan Series DLJ-HS-FRM004, dated as of October 1, 1997; (E) Whole Loan Series DLJ-HS-FRM005, dated as of November 1, 1997; (F) Whole Loan Series DLJ-HS-FRM006, dated as of December 1, 1997 and (G) Whole Loan Series DLJ-HS-FRM007, dated as of January 1, 1998.

The Certificates are issued under the terms of a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of January 1, 1998, by and among the Company, the Trustee and



Philadelphia  Washington  New York  Los Angeles  Miami  Harrisburg  Pittsburgh  Princeton

                London    Brussels   Frankfurt   Tokyo   Singapore   Jakarta



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HomeSide Mortgage Securities, Inc.
January 29, 1998
Page 2

HomeSide Lending, as Servicer and the Trustee. The Offered Certificates will be purchased by Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") for resale to the public pursuant to an Underwriting Agreement dated January 28, 1998, and a Terms Agreement dated January 28, 1998 (together, the "Underwriting Agreement"), each by and among the Company, HomeSide Lending and the Underwriter.

We have examined a signed copy of the Registration Statement on Form S-3 (No. 33-34957) filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), in the form in which it initially became effective (the "Registration Statement") and as amended to the date hereof, and the Company's Prospectus (the "Prospectus") dated January 28, 1998 and the Prospectus Supplement (the "Prospectus Supplement") dated January 28, 1998 relating to the Offered Certificates. We also have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, (i) the Restated Certificate of Incorporation of the Company; (ii) the By-Laws of the Company; (iii) copies of certain unanimous consents adopted by the Board of Directors of the Company authorizing the issuance and sale of the Certificates and purchase of the Mortgage Loans; (iv) the Pooling and Servicing Agreement;
(v) the forms of the Class A Certificates, the Class M Certificates and the Class B Certificates; (vi) the Underwriting Agreement; (vii) the Chase Assignment Agreement; (viii) the HomeSide Assignment Agreement; (ix) certificates of the Company relating to the sale of the Mortgage Loans; and (x) certificates of the Trustee relating to delivery of the Mortgage Notes underlying the Mortgage Loans.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified or photostatic copies to the original documents and the authenticity of such documents. We have assumed that any documents executed by any party other than the Company are the legal, valid and binding obligation of such party. As to any facts material to the opinions expressed herein that we did not establish independently or verify, we have relied upon the truth, accuracy and completeness of the statements and representations of the Company, its officers and other representatives, the Trustee and others. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. Whenever the phrase "to the best of our knowledge" or "of which we are aware" is used herein, it refers in each case to the actual knowledge of the attorneys of this firm involved in the representation of the Company in this transaction.

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HomeSide Mortgage Securities, Inc.
January 29, 1998
Page 3

We express no opinion as to the effect of the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

           (i) The Certificates have been duly authorized and, when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered and paid for, will be validly issued, fully paid, nonassessable and entitled to the benefits of the Pooling and Servicing Agreement.

           (ii) Assuming (a) ongoing compliance with all of the provisions of the Pooling and Servicing Agreement and (b) the filing of elections, in accordance with the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" (a "REMIC") pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") for Federal income tax purposes, each of the Master REMIC and the Subsidiary REMIC will qualify as a REMIC as of the Closing Date and each will continue to qualify as a REMIC for so long as it complies with amendments after the date hereof to any applicable provisions of the Code and applicable Treasury Regulations.

Very truly yours,




Morgan, Lewis & Bockius LLP

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